UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2013
Biogen Idec Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 Boston Post Road, Weston, Massachusetts	02493
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 464-2000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 23, 2013, Biogen Idec Inc. (the “Company”) amended its employment agreement with George A. Scangos, Ph.D., the Company's Chief Executive Officer. The amended employment agreement supersedes and replaces the employment agreement between the Company and Dr. Scangos dated June 28, 2010. The amended employment agreement extends the term of Dr. Scangos' employment until July 15, 2014. Commencing July 15, 2014, the term will automatically extend for additional twelve month periods until the agreement is otherwise terminated in accordance with its terms.

During the term, Dr. Scangos will receive a base salary at his current annual rate of $1,375,000, subject to adjustment in accordance with the agreement, and will have a target bonus opportunity under the Company's annual cash incentive plan of not less than 140% of his annual base salary. Dr. Scangos will continue to be eligible to receive grants under the Biogen Idec Inc. 2008 Omnibus Equity Plan or other long-term and equity incentive plans as the Company may adopt for its senior executives generally. Dr. Scangos will remain on the Board of Directors as of the effective date of the amended employment agreement, and the Company has agreed to nominate him for re-election at the expiration of each term of office.

Payments and benefits to be made or provided to Dr. Scangos upon termination of his employment by the Company without “cause” or his voluntary termination of his employment upon certain circumstances (referred to as an “involuntary employment action” in the amended employment agreement) are consistent with his prior employment agreement with the exception of the treatment of outstanding awards he holds as of the termination date. Specifically, if Dr. Scangos' employment is terminated as a result of an involuntary employment action or if he retires from the Company after reaching the age of 65, all of his outstanding awards under the Company's long-term incentive program will continue to vest as if he remained employed by the Company for the duration of the vesting period and all awards that require exercise by him will remain exercisable until the earlier of three years after his retirement or involuntary employment action, as the case may be, or the original expiration date. In the event his employment is terminated by reason of death or disability, all of his outstanding awards under the Company's long-term incentive program will vest in full (at the target level) upon the termination date and Dr. Scangos or his legal representative will have until the earlier of one year after the termination date or the original expiration date to exercise awards that require exercise.

A copy of the amended employment agreement is filed with this Form 8-K and attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

The exhibit listed on the Exhibit Index immediately preceding such exhibit is filed as part of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOGEN IDEC INC.

By: /s/ Robert A. Licht
Robert A. Licht
Senior Vice President

Date: August 26, 2013

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement between Biogen Idec Inc. and George A. Scangos, Ph.D dated as of August 23, 2013.